                                                                    Exhibit 99.1

         FOR IMMEDIATE RELEASE                                  October 21, 2003
         Baltimore, Maryland

         MERCANTILE BANKSHARES REPORTS THIRD QUARTER RESULTS

         Edward J. Kelly, III, Chairman, President and Chief Executive Officer of Mercantile Bankshares Corporation (Bankshares) (Nasdaq: MRBK), today reported that, for the quarter ended September 30, 2003, diluted net income per share was $.63, a decrease of 9% from the $.69 reported for the third quarter last year, and $.01 more than the guidance issued in connection with the earnings pre-announcement on September 22, 2003.

         Net income for the quarter ended September 30, 2003 was $47.2 million, a 3% decrease from net income of $48.6 million for the same period in 2002. Weighted average shares outstanding increased from 70.1 million for the quarter ended September 30, 2002, to 74.8 million for the quarter ended September 30, 2003 as a result of the acquisition of F&M Bancorp ("F&M"), which closed on August 12, 2003. The results of operations for F&M are included from the merger date forward.

         As previously disclosed, factors affecting earnings for the third quarter included: $1.5 million or $.02 per share of after-tax expenses related to the acquisition and integration of F&M ; $2.2 million or $.03 per share of after-tax severance expenses related to the Investment & Wealth Management Division; the decision to forego the realization of securities gains; and continued compression of the net interest margin to 4.19% in the third quarter from 4.38% in the second quarter, which was partially offset by growth in interest-earning assets.

         For the first nine months of 2003, net income was $146.2 million, an increase of 3% over the $141.7 million reported for the comparable period in 2002. Diluted net income per share for the first nine months of 2003 was $2.05, a 1% increase over the $2.02 for the same period last year.

         Mercantile also reports operating earnings, defined as "GAAP" (Generally Accepted Accounting Principles) earnings excluding the amortization of intangible assets associated with purchase accounting for business combinations, securities gains and losses, and other significant gains, losses or expenses (such as those associated with merging other entities' operations into ours), that are unusual in nature. Net operating earnings totaled $49.9 million for the quarter, an increase of 2% compared to $49.0 million in the same period for 2002 and 6% over the $47.1 million for the second quarter 2003. Diluted net operating earnings per share for the third quarter were $.67, a decrease of 4% from $.70 earned in the third quarter of 2002 and $.01 or 1% less than net operating earnings per share in the second quarter of 2003. A reconciliation of net operating earnings can be found on page 12 of this release.

         For the first nine months of 2003, net operating earnings were $145.8 million, an increase of 3% over $142.2 million for the comparable period in 2002. Diluted net operating earnings per share for the first nine months of 2003 was $2.05, an increase of 1% over the $2.02 for the same period last year.

         On the date of purchase, F&M had total loans of $1.4 billion, total earning assets of $2.2 billion, and total deposits of $1.7 billion. There were 10.4 million shares issued for the acquisition, which was accounted for as a purchase and resulted in total consideration paid of $558.1 million (including the cash component) and the creation of approximately $432.4 million of intangible assets.

         Mr. Kelly stated: "As previously disclosed, there are numerous factors affecting earnings this quarter that make comparisons difficult. But it is clear that the operating environment continues to be difficult for us. The good news is that the integration of F&M is going well. The acquisition presents a great opportunity and we are focused on realizing its promise. Even ahead of an economic recovery, the integration of F&M should enable us to improve performance going forward."

         Net interest income for the quarter ended September 30, 2003 increased 9% to $122.2 million from $111.9 million for the third quarter last year. The growth in net interest income was attributable to 16% growth in average loans and 25% growth in average securities. Growth in net interest income was partially offset by a 41 basis point (bp) decline in the net interest margin from 4.60% to 4.19%. Compared to the second quarter 2003, the net interest margin decreased 19 bp from 4.38%. This decline was partially attributable to the negative impact on loan yields of the Federal Reserve's 25 bp reduction in short-term interest rates late in the second quarter. In addition, low interest rates led to increased refinancing activity, particularly in the consumer and residential real estate portfolios. Finally, lower reinvestment yields on maturing investment securities and prepayments of mortgage-related securities reduced yields in the investment portfolio. Based on current market conditions, management expects the net interest margin to begin to stabilize in the fourth quarter of 2003.

         Net interest income for the first nine months of 2003 increased to $346.1 million or 5% over the $329.5 million for the first nine months of last year. The growth in net interest income was attributable to a 10% growth in average loans and a 17% growth in average securities. Growth in net interest income was partially offset by a 31 bp decline in the net interest margin from 4.68% to 4.37%. Nearly two-thirds of the decline in the net interest margin was attributable to the reduced benefit derived from noninterest-bearing funds. This benefit fell from 61 bp for the first nine months of last year to 42 bp for the first nine months of 2003.

         At September 30, 2003, nonperforming assets increased $13.3 million from June 30, 2003, to $51.4 million or 0.57% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were 0.50% and 0.55% at June 30, 2003, and September 30, 2002, respectively. The increase in nonperforming assets was due primarily to a relationship with one customer of the lead bank engaged in the air pollution control system business. Reduced investment in these systems by refineries and utility companies has adversely affected the customer. Credit to this customer was included in the "monitored" category in the second quarter, but was moved to nonperforming in the third. The credit totaled $10.3 million.

         The level of "monitored" loans, or loans with characteristics suggesting that they could be classified as nonperforming in the near future, declined by $4.0 million during the quarter largely due to the migration to nonperforming status of the credit to the air pollution control company discussed above. Additions to the "monitored" category during the quarter included a few smaller loans and a loan to a customer of an affiliate engaged in the nursing home business, which totaled $6.5 million. At September 30, 2003 monitored loans were $30.5 million compared to $34.5 million at June 30, 2003. Loans past due 30-89 days were $40.7 million at September 30, 2003 compared to $28.8 million at June 30, 2003 and $57.8 million at September 30, 2002.

         The allowance for loan losses was $155.8 million at September 30, 2003, representing 1.73% of total loans. The level of the allowance was affected by the acquisition of F&M, which had a lower allowance and fewer nonperforming loans than Bankshares. The allowance for loan losses to total loans was 1.88% at June 30, 2003, and 1.90% at September 30, 2002. Net charge-offs for the quarter ended September 30, 2003, were $2.7 million, which resulted in an annualized ratio of net charge-offs to period-end loans of 0.12%. The comparable figures for the quarters ended June 30, 2003 and September 30, 2002, were $1.2 million and 0.06% and $2.1 million and 0.11%, respectively.

         Noninterest income increased 30% to $45.9 million for the third quarter 2003 from $35.4 million for the comparable period in 2002 and increased 1% or $466,000 from the second quarter 2003. Excluding gains and losses from sales of investment securities, noninterest income for the quarter was $46.2 million or 30% above the third quarter of 2002 and 19% above the second quarter of 2003. Gains and losses from the sale of investment securities were not material in the third quarter of either 2003 or 2002. Investment and wealth management revenues increased 20% to $20.6 million for the quarter ended September 30, 2003, and benefited from rising market values and the inclusion of revenues from Boyd Watterson Asset Management LLC and Peremel & Company, Inc., which were acquired on March 1, 2003 and April 1, 2003, respectively. The increases in service charges on deposit accounts and mortgage banking-related fees for the third quarter of 2003 compared to the third quarter of 2002 were largely attributable to F&M. Other income increased by $4.4 million to $12.6 million for the third quarter of 2003 compared to $8.1 million reported in the year earlier period. Insurance fee income of $1.4 million and approximately $731,000 of other fee income from F&M accounted for approximately one-half of the increase. The remainder of the increase is attributable to non-deposit-related customer fees.

         Noninterest expenses for the quarter ended September 30, 2003 increased 33% to $91.2 million from $68.6 million for the third quarter of 2002 and increased 18% or $14.1 million over those for the second quarter of 2003. The principal contributor to the year-over-year increase was an $11.1 million, or 34%, increase in salary expenses. In addition to the inclusion of F&M employee salary expenses, severance expenses of $3.6 million for personnel in the Investment and Wealth Management Division are included in this quarter's amounts. Furniture and equipment expenses increased by $2.4 million or 40% year-over-year due to the inclusion of F&M and increases in technology expenses related primarily to the Investment and Wealth Management business. The most significant component of the increase in occupancy expense in the third quarter over both the comparable period last year and the second quarter of 2003 is the inclusion of F&M.

         Finally, other expenses for the third quarter of 2003 increased by 43% or $6.0 million over the third quarter of 2002 due principally to an increase in professional services in connection with the F&M acquisition and to amortization of core deposit intangibles, which is also related to the acquisition of F&M. Also contributing to the increase in other expenses was an increase of $552,000 in directors deferred compensation for the third quarter of 2003 over the third quarter of 2002. This was driven by an increase in Bankshares' stock price.

         The operating efficiency ratio, a key measure of expense management, was 51.1% for the third quarter of 2003 versus 45.7% for the comparable period in 2002. Return on average assets for the third quarter of 2003 was 1.48%; return on average tangible equity was 15.70%; and the ratio of average tangible equity to average tangible assets was 9.91%. For the nine months ended September 30, 2003, return on average assets was 1.71%; return on average tangible equity was 16.57%; and the ratio of average tangible equity to average tangible assets was 10.66%. See footnotes (1), (2) and (3) on page 12 for a discussion of the operating earnings measures referred to in this paragraph.

         At September 30, 2003, total assets increased 31% to $ 13.9 billion and total loans increased 25% to $9.0 billion from September 30, 2002. Total deposits at September 30, 2003, increased 28% to $10.3 billion and shareholders' equity increased 37% to $1.8 billion, from a year earlier. These substantial increases are due principally to the acquisition of F&M, which accounted for approximately two-thirds of the growth in total assets and three-fourths of the growth in total deposits.

         As previously disclosed, management expects to incur $.03 to $.05 per share in merger-related after-tax expenses during the fourth quarter. Most, if not all, of the expenses related to the integration of F&M are expected to be incurred by the end of 2003. Due to the strength of F&M's earnings, the increase in average outstanding shares attributable to the acquisition of F&M did not have any dilutive impact on Bankshares earnings during the third quarter. Including costs attributable to the debt Bankshares issued in April 2003 to finance the cash portion of the F&M acquisition, dilution amounted to $.01 per share after-tax for the third quarter. Management expects that the cost-savings it will realize from the integration of F&M in the fourth quarter of 2003 and into early 2004 will more than offset the marginal dilution generated by the transaction to date.

         Cautionary Statement

         This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). Bankshares' management uses these operating earning measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude goodwill and the amortization of goodwill related to the consummation of mergers. These operating earning measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on Bankshares' performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results and financial position of Bankshares core businesses. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to operating earning performance measures that may be presented by other companies.

         This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

         Earnings Conference Call

         Mercantile CEO Edward J. Kelly, III and CFO Terry Troupe will review third quarter 2003 earnings in a conference call and audio webcast on Tuesday, October 21, 2003 at 10:00 a.m. EDT.

         To participate in the call, please dial 1-888-889-5345 or internationally, 973-339-3086 ten minutes prior to the start of the call and ask to be connected to the Mercantile Bankshares conference call. A Webcast of the conference call will also be available on the Internet at www.mercantile.com, Investor Relations, Shareholder News.

         The conference call will be available for replay until November 18, 2003 at www.mercantile.com, Investor Relations, Shareholder News. An audio replay is also available until November 4, 2003 by dialing 877-519-4471 or internationally, 973-341-3080 and the access code/pin # is 4218265.

         Additional financial information is attached.

         David E. Borowy
         Investor Relations
         (410) 347-8361
         David.Borowy@Mercantile.net

                 [LOGO] MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                      (In thousands, except per share data)

                                                                     For the Nine Months Ended            For the Quarter Ended
                                                                           September 30,                       September 30,
                                                               -----------------------------------   ------------------------------
                                                                                          % Incr.                          % Incr.
                                                                   2003         2002      (Decr.)      2003        2002    (Decr.)
                                                               -----------------------------------   ------------------------------
OPERATING RESULTS
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income (1)                                        $  346,081   $  329,527      5.0%   $  122,232  $  111,914    9.2%
-----------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent (1)                      350,960      334,134      5.0       123,989     113,482    9.3
-----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                           9,072       11,443    (20.7)        3,005       3,244   (7.4)
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                        146,169      141,735      3.1        47,173      48,615   (3.0)
--------------------------------------------------------------=====================================================================

PER COMMON SHARE DATA
-----------------------------------------------------------------------------------------------------------------------------------
Basic net income                                               $     2.07   $     2.03      2.0%   $      .64  $      .70   (8.6)%
-----------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                                   2.05         2.02      1.5           .63         .69   (8.7)
-----------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                                        .96          .88      9.1           .33         .30   10.0
-----------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                            22.89        19.11     19.8
-----------------------------------------------------------------------------------------------------------------------------------
Market value at period end                                          40.00        38.17      4.8
-----------------------------------------------------------------------------------------------------------------------------------
Market range:
-----------------------------------------------------------------------------------------------------------------------------------
    High                                                            42.49        45.36     (6.3)        42.49       41.40    2.6
-----------------------------------------------------------------------------------------------------------------------------------
    Low                                                             30.16        32.07     (6.0)        38.91       32.07   21.3
--------------------------------------------------------------=====================================================================

AVERAGE  BALANCE SHEET DATA
-----------------------------------------------------------------------------------------------------------------------------------
Total loans                                                    $7,738,388   $7,041,412      9.9%   $8,331,265   7,162,156   16.3%
-----------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                           10,742,992    9,535,887     12.7    11,750,966   9,789,103   20.0
-----------------------------------------------------------------------------------------------------------------------------------
Total assets                                                   11,401,031   10,005,191     14.0    12,622,100   0,303,980   22.5
-----------------------------------------------------------------------------------------------------------------------------------
Total deposits                                                  8,595,421    7,513,045     14.4     9,388,714   7,816,242   20.1
-----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                            1,391,121    1,252,507     11.1     1,550,937   1,275,021   21.6
-----------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS  (Net income annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                             1.71%        1.89%                  1.48%       1.87%
-----------------------------------------------------------------------------------------------------------------------------------
Return on average equity (2)                                        14.05        15.13                  12.07       15.13
-----------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity (2)                               16.57        16.72                  15.70       16.67
-----------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets (2)                                12.20        12.52                  12.29       12.37
-----------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average tangible assets (2)              10.66        11.53                   9.91       11.42
-----------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread - taxable equivalent                        3.95         4.07                   3.81        4.02
-----------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets - taxable equivalent           4.37         4.68                   4.19        4.60
-----------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio (1),(3)                                            49.57        45.96                  53.67       46.11
-----------------------------------------------------------------------------------------------------------------------------------
Operating efficiency ratio (1),(3)                                  48.95        45.69                  51.14       45.70
-----------------------------------------------------------------------------------------------------------------------------------
Dividend payout ratio                                               46.38        43.35                  51.56       42.86
-----------------------------------------------------------------------------------------------------------------------------------

Bank offices                                                          236          185       51
-----------------------------------------------------------------------------------------------------------------------------------
Employees                                                           3,642        2,878      764
--------------------------------------------------------------=====================================================================

CREDIT QUALITY DATA AT PERIOD END
-----------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                                $    5,124   $   16,319    (68.6)%  $    2,717  $    2,051   32.5%
-----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                   51,001       39,517     29.1
-----------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                                      -            -        -
-----------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                          51,001       39,517     29.1
-----------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                          397          123    222.8
-----------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                         51,398       39,640     29.7
--------------------------------------------------------------=====================================================================

CREDIT QUALITY RATIOS
-----------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                                 .13%         .21%                   .13%        .18%
-----------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
    as a percent of period-end loans                                  .08          .30                    .12         .11
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
    percent of period-end loans                                       .57          .55
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
    as a percent of period-end loans                                 1.73         1.90
-----------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
    as a percent of nonperforming loans                            305.39       345.64
-----------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
    period-end loans and other real estate owned                        -            -
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
    period-end loans and other real estate owned                      .57          .55
-----------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of total assets                     .37          .37
--------------------------------------------------------------=====================================================================

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

(1),(2),(3) See page 12 of 12 for additional information.

                 [LOGO] MERCANTILE BANKSHARES CORPORATION
                        STATEMENT OF CONSOLIDATED INCOME
                      (In thousands, except per share data)

                                                                                  For the Nine Months Ended
                                                                                        September 30,
                                                                ---------------------------------------------------------
                                                                                                      Increase/(Decrease)
                                                                                                 ------------------------
                                                                    2003           2002           Amount          %
                                                                ---------------------------------------------------------
INTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                                       $343,091        $352,220        $ (9,129)      (2.6)%
----------------------------------------------------------================================================----------------
Interest and dividends on investment securities:

--------------------------------------------------------------------------------------------------------------------------
      Taxable interest income                                      81,107          82,478          (1,371)      (1.7)
--------------------------------------------------------------------------------------------------------------------------
      Tax-exempt interest income                                    1,747           1,429             318       22.3
--------------------------------------------------------------------------------------------------------------------------
      Dividends                                                       640             800            (160)     (20.0)
--------------------------------------------------------------------------------------------------------------------------
      Other investment income                                       4,390             156           4,234          -
----------------------------------------------------------================================================----------------
                                                                   87,884          84,863           3,021        3.6
----------------------------------------------------------================================================----------------
Other interest income                                               3,331           4,039            (708)     (17.5)
----------------------------------------------------------================================================----------------
        Total interest income                                     434,306         441,122          (6,816)      (1.5)
----------------------------------------------------------================================================----------------

INTEREST EXPENSE
--------------------------------------------------------------------------------------------------------------------------
Interest on deposits                                               70,892          94,268         (23,376)     (24.8)
--------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                   4,317           9,074          (4,757)     (52.4)
--------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                                         13,016           8,253           4,763       57.7
----------------------------------------------------------================================================----------------
        Total interest expense                                     88,225         111,595         (23,370)     (20.9)
----------------------------------------------------------================================================----------------

NET INTEREST INCOME                                               346,081         329,527          16,554        5.0
--------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                           9,072          11,443          (2,371)     (20.7)
----------------------------------------------------------================================================----------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                         337,009         318,084          18,925        5.9
----------------------------------------------------------================================================----------------

NONINTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------
Investment and wealth management                                   57,450          51,521           5,929       11.5
--------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                26,072          23,161           2,911       12.6
--------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                                       8,298           7,395             903       12.2
--------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                            7,015             846           6,169      729.2
--------------------------------------------------------------------------------------------------------------------------
Other income                                                       30,358          24,107           6,251       25.9
----------------------------------------------------------================================================----------------
        Total noninterest income                                  129,193         107,030          22,163       20.7
----------------------------------------------------------================================================----------------

NONINTEREST EXPENSES
--------------------------------------------------------------------------------------------------------------------------
Salaries                                                          114,602          98,825          15,777       16.0
--------------------------------------------------------------------------------------------------------------------------
Employee benefits                                                  28,891          25,076           3,815       15.2
--------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                             13,451          12,214           1,237       10.1
--------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                                   21,974          18,062           3,912       21.7
--------------------------------------------------------------------------------------------------------------------------
Communications and supplies                                        10,506          10,014             492        4.9
--------------------------------------------------------------------------------------------------------------------------
Other expenses                                                     48,595          38,567          10,028       26.0
----------------------------------------------------------================================================----------------
        Total noninterest expenses                                238,019         202,758          35,261       17.4
----------------------------------------------------------================================================----------------

Income before income taxes                                        228,183         222,356           5,827        2.6
--------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                            82,014          80,621           1,393        1.7
----------------------------------------------------------================================================----------------

NET INCOME                                                       $146,169        $141,735        $  4,434        3.1
----------------------------------------------------------================================================----------------
Weighted average shares outstanding                                70,647          69,750             897        1.3
----------------------------------------------------------================================================----------------
Adjusted weighted average shares outstanding                       71,157          70,280             877        1.2
----------------------------------------------------------================================================----------------

NET INCOME PER COMMON SHARE:
    Basic                                                        $   2.07        $   2.03        $    .04        2.0
----------------------------------------------------------================================================----------------
    Diluted                                                      $   2.05        $   2.02        $    .03        1.5
----------------------------------------------------------================================================----------------

                                                                                  For the Quarter Ended
                                                                                      September 30,
                                                               -----------------------------------------------------------
                                                                                                       Increase/(Decrease)
                                                                                                --------------------------
                                                                  2003            2002           Amount           %
                                                               -----------------------------------------------------------
INTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                                      $120,137        $118,398        $  1,739          1.5 %
----------------------------------------------------------===============================================-----------------
Interest and dividends on investment securities:

--------------------------------------------------------------------------------------------------------------------------
      Taxable interest income                                     27,285          27,487            (202)        (0.7)
--------------------------------------------------------------------------------------------------------------------------
      Tax-exempt interest income                                     783             470             313         66.6
--------------------------------------------------------------------------------------------------------------------------
      Dividends                                                      212             258             (46)       (17.8)
--------------------------------------------------------------------------------------------------------------------------
      Other investment income                                      1,508              52           1,456            -
----------------------------------------------------------===============================================-----------------
                                                                  29,788          28,267           1,521          5.4
----------------------------------------------------------===============================================-----------------
Other interest income                                              1,291           1,372             (81)        (5.9)
----------------------------------------------------------===============================================-----------------
        Total interest income                                    151,216         148,037           3,179          2.1
----------------------------------------------------------===============================================-----------------

INTEREST EXPENSE
--------------------------------------------------------------------------------------------------------------------------
Interest on deposits                                              22,313          30,659          (8,346)       (27.2)
--------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                                  1,303           2,834          (1,531)       (54.0)
--------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                                         5,368           2,630           2,738        104.1
----------------------------------------------------------===============================================-----------------
        Total interest expense                                    28,984          36,123          (7,139)       (19.8)
----------------------------------------------------------===============================================-----------------

NET INTEREST INCOME                                              122,232         111,914          10,318          9.2
--------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                          3,005           3,244            (239)        (7.4)
----------------------------------------------------------===============================================-----------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                        119,227         108,670          10,557          9.7
----------------------------------------------------------===============================================-----------------

NONINTEREST INCOME
--------------------------------------------------------------------------------------------------------------------------
Investment and wealth management                                  20,577          17,166           3,411         19.9
--------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                                9,701           7,972           1,729         21.7
--------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                                      3,403           2,306           1,097         47.6
--------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)                            (336)           (203)           (133)       (65.5)
--------------------------------------------------------------------------------------------------------------------------
Other income                                                      12,558           8,145           4,413         54.2
----------------------------------------------------------===============================================-----------------
        Total noninterest income                                  45,903          35,386          10,517         29.7
----------------------------------------------------------===============================================-----------------

NONINTEREST EXPENSES
--------------------------------------------------------------------------------------------------------------------------
Salaries                                                          43,870          32,809          11,061         33.7
--------------------------------------------------------------------------------------------------------------------------
Employee benefits                                                 10,144           8,476           1,668         19.7
--------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises                             5,136           4,245             891         21.0
--------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                                   8,432           6,003           2,429         40.5
--------------------------------------------------------------------------------------------------------------------------
Communications and supplies                                        3,889           3,351             538         16.1
--------------------------------------------------------------------------------------------------------------------------
Other expenses                                                    19,718          13,753           5,965         43.4
----------------------------------------------------------===============================================-----------------
        Total noninterest expenses                                91,189          68,637          22,552         32.9
----------------------------------------------------------===============================================-----------------

Income before income taxes                                        73,941          75,419          (1,478)        (2.0)
--------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                                           26,768          26,804             (36)        (0.1)
----------------------------------------------------------===============================================-----------------

NET INCOME                                                      $ 47,173        $ 48,615        $ (1,442)        (3.0)
----------------------------------------------------------===============================================-----------------
Weighted average shares outstanding                               74,253          69,637           4,616          6.6
----------------------------------------------------------===============================================-----------------
Adjusted weighted average shares outstanding                      74,840          70,111           4,729          6.7
----------------------------------------------------------===============================================-----------------

NET INCOME PER COMMON SHARE:
    Basic                                                       $    .64        $    .70        $   (.06)        (8.6)
----------------------------------------------------------===============================================-----------------
    Diluted                                                     $    .63        $    .69        $    .06)        (8.7)
----------------------------------------------------------===============================================-----------------

                [LOGO]  MERCANTILE BANKSHARES CORPORATION
                           CONSOLIDATED BALANCE SHHETS
                      (In thousands, except per share data)

                                                                                     September 30,
                                                           --------------------------------------------------------------------
                                                                                                    Increase/(Decrease)
                                                                                                -------------------------------
                                                                        2003           2002            Amount             %
                                                           --------------------------------------------------------------------
ASSETS

-------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                            $   375,627    $   333,824       $   41,803          12.5%
-------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                                50,518            358           50,160             -
-------------------------------------------------------------------------------------------------------------------------------
Investment securities:
    Available-for-sale at fair value
      U.S. Treasury and government agencies                          1,675,278      2,197,283         (522,005)        (23.8)
-------------------------------------------------------------------------------------------------------------------------------
      Mortgage-backed securities                                     1,240,215        201,718        1,038,497         514.8
-------------------------------------------------------------------------------------------------------------------------------
      States and political subdivisions                                 90,696            579           90,117             -
-------------------------------------------------------------------------------------------------------------------------------
      Other investments                                                122,405         12,361          110,044         890.3
-------------------------------------------------------------------------------------------------------------------------------
    Held-to-maturity
      States and political subdivisions - fair value of
        $36,030 (2003) and $40,071 (2002)                               33,421         36,993           (3,572)         (9.7)
-------------------------------------------------------------------------------------------------------------------------------
      Other investments - fair value of
        $22,636 (2003) and $15,461 (2002)                               22,636         15,461            7,175          46.4
-----------------------------------------------------------====================================================----------------
           Total investment securities                               3,184,651      2,464,395          720,256          29.2
-----------------------------------------------------------====================================================----------------

Federal funds sold                                                     350,825        272,134           78,691          28.9
-------------------------------------------------------------------------------------------------------------------------------

Loans held-for-sale                                                     26,288             94           26,194             -
-------------------------------------------------------------------------------------------------------------------------------

Loans                                                                9,015,082      7,200,790        1,814,292          25.2
-------------------------------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                       (155,754)      (136,587)          19,167          14.0
-----------------------------------------------------------====================================================----------------
           Loans, net                                                8,859,328      7,064,203        1,795,125          25.4
-----------------------------------------------------------====================================================----------------

Bank premises and equipment, net                                       137,100        102,223           34,877          34.1
-------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                               397            123              274         222.8
-------------------------------------------------------------------------------------------------------------------------------
Goodwill, net                                                          510,406        102,705          407,701         397.0
-------------------------------------------------------------------------------------------------------------------------------
Other intangible assets, net                                            57,359          7,999           49,360         617.1
-------------------------------------------------------------------------------------------------------------------------------
Other assets                                                           323,649        234,816           88,833          37.8
-----------------------------------------------------------====================================================----------------
           Total assets                                            $13,876,148    $10,582,874       $3,293,274          31.1
-----------------------------------------------------------====================================================----------------

LIABILITIES

Deposits:
    Noninterest-bearing deposits                                   $ 2,698,277    $ 2,040,521       $  657,756          32.2
-------------------------------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                                        7,597,565      6,004,976        1,592,589          26.5
-----------------------------------------------------------====================================================----------------
           Total deposits                                           10,295,842      8,045,497        2,250,345          28.0
-------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                  958,506        811,840          146,666          18.1
-------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                                 140,913        105,803           35,110          33.2
-------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                         658,565        289,313          369,252         127.6
-----------------------------------------------------------====================================================----------------
           Total liabilities                                        12,053,826      9,252,453        2,801,373          30.3
-----------------------------------------------------------====================================================----------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
    2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
    authorized 130,000,000 shares                                      159,204        139,224           19,980          14.4
-------------------------------------------------------------------------------------------------------------------------------
Capital surplus                                                        544,818        150,592          394,226         261.8
-------------------------------------------------------------------------------------------------------------------------------
Retained earnings                                                    1,085,979        982,408          103,571          10.5
-------------------------------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                           32,321         58,197          (25,876)        (44.5)
-----------------------------------------------------------====================================================----------------
           Total shareholders' equity                                1,822,322      1,330,421          491,901          37.0
-----------------------------------------------------------====================================================----------------
             Total liabilities and shareholders' equity            $13,876,148    $10,582,874       $3,293,274          31.1
-----------------------------------------------------------====================================================----------------

-----------------------------------------------------------====================================================----------------
Actual shares outstanding                                               79,602         69,612            9,990          14.4
-----------------------------------------------------------====================================================----------------

Book value per common share                                        $     22.89    $     19.11       $     3.78          19.8
-----------------------------------------------------------====================================================----------------

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                       CONSOLIDATED AVERAGE BALANCE SHHETS
                                 (In thousands)

                                                                                       For the Nine Months Ended
                                                                                             September 30,
                                                                -------------------------------------------------------------------
                                                                      2003                               2002
                                                                -------------------------------------------------------------------
Earning assets                                                       Average        Yield*/               Average       Yield*/
    Loans:                                                           Balance          Rate                Balance        Rate
-----------------------------------------------------------------------------------------------------------------------------------
      Commercial                                                $  4,627,564          5.85%            $4 ,256,364       6.59%
-----------------------------------------------------------------------------------------------------------------------------------
      Construction                                                   888,451          5.48                 714,563       6.20
-----------------------------------------------------------------------------------------------------------------------------------
      Residential real estate                                      1,124,637          6.59               1,074,334       7.37
-----------------------------------------------------------------------------------------------------------------------------------
      Consumer                                                     1,097,736          6.39                 996,151       7.19
----------------------------------------------------------------=============------------------===================-----------------
        Total loans                                                7,738,388          5.99               7,041,412       6.76
----------------------------------------------------------------=============------------------===================-----------------

    Federal funds sold, et al                                        262,648          1.67                 152,041       3.54
-----------------------------------------------------------------------------------------------------------------------------------

    Securities:**
    Taxable securities

      U.S. Treasury securities and government agencies             1,765,230          4.33               2,078,629       4.75
-----------------------------------------------------------------------------------------------------------------------------------
      Mortgage-backed securities                                     809,744          3.96                 201,358       5.70
-----------------------------------------------------------------------------------------------------------------------------------
      Other stocks and bonds                                         105,663          6.44                  23,201       6.09
-----------------------------------------------------------------------------------------------------------------------------------
    Tax-exempt securities

      States and political subdivisions                               53,886          7.17                  38,888       8.13
----------------------------------------------------------------=============------------------===================-----------------
        Total securities                                           2,734,523          4.36               2,342,076       4.90
----------------------------------------------------------------=============------------------===================-----------------

    Interest-bearing deposits in other banks                           7,433           .94                     358       4.21
----------------------------------------------------------------=============------------------===================-----------------
          Total earning assets                                    10,742,992          5.47               9,535,887       6.25
-----------------------------------------------------------------------------------------------------------------------------------

    Cash and due from banks                                          255,251                               224,488
-----------------------------------------------------------------------------------------------------------------------------------
    Bank premises and equipment, net                                 111,010                               101,275
-----------------------------------------------------------------------------------------------------------------------------------
    Other assets                                                     436,326                               285,367
-----------------------------------------------------------------------------------------------------------------------------------
    Less: allowance for loan losses                                 (144,548)                             (141,826)
----------------------------------------------------------------=============------------------===================-----------------
          Total assets                                          $ 11,401,031                           $10,005,191
----------------------------------------------------------------=============------------------===================-----------------

Interest-bearing liabilities
    Deposits:

-----------------------------------------------------------------------------------------------------------------------------------
      Savings                                                   $  1,109,563           .44             $   951,952        .93
-----------------------------------------------------------------------------------------------------------------------------------
      Checking plus interest accounts                              1,022,778           .20                 855,101        .35
-----------------------------------------------------------------------------------------------------------------------------------
      Money market                                                 1,273,361           .76               1,065,126       1.37
-----------------------------------------------------------------------------------------------------------------------------------
      Time deposits $100,000 and over                              1,257,288          2.40               1,057,250       3.31
-----------------------------------------------------------------------------------------------------------------------------------
      Other time deposits                                          1,789,902          2.68               1,768,526       3.65
----------------------------------------------------------------=============------------------===================-----------------
          Total interest-bearing deposits                          6,452,892          1.47               5,697,955       2.21
-----------------------------------------------------------------------------------------------------------------------------------

    Short-term borrowings                                            832,631           .69                 852,070       1.42
-----------------------------------------------------------------------------------------------------------------------------------
    Long-term debt                                                   472,859          3.68                 280,752       3.93
----------------------------------------------------------------=============------------------===================-----------------
          Total interest-bearing funds                             7,758,382          1.52               6,830,777       2.18
-----------------------------------------------------------------------------------------------------------------------------------

    Noninterest-bearing deposits                                   2,142,529                             1,815,090
-----------------------------------------------------------------------------------------------------------------------------------
    Other liabilities and accrued expenses                           108,999                               106,817
----------------------------------------------------------------=============------------------===================-----------------
          Total liabilities                                       10,009,910                             8,752,684
-----------------------------------------------------------------------------------------------------------------------------------
    Shareholders' equity                                           1,391,121                             1,252,507
----------------------------------------------------------------=============------------------===================-----------------
          Total liabilities & shareholders' equity              $ 11,401,031                           $10,005,191
----------------------------------------------------------------=============------------------===================-----------------

    Net interest rate spread                                                          3.95%                              4.07%
-----------------------------------------------------------------------------------------------------------------------------------
    Effect of noninterest-bearing funds                                                .42                                .61
--------------------------------------------------------------------------------==========---------------------------========------
    Net interest margin on earning assets                                             4.37%                              4.68%
--------------------------------------------------------------------------------==========---------------------------========------

                                                                                      For the Quarter Ended
                                                                                            September 30,
                                                                -----------------------------------------------------------------
                                                                      2003                              2002
                                                                -----------------------------------------------------------------
Earning assets                                                        Average       Yield*/              Average       Yield*/
    Loans:                                                            Balance        Rate                Balance        Rate
---------------------------------------------------------------------------------------------------------------------------------
      Commercial                                                $     4,900,613      5.64%             $ 4,309,714      6.49%
---------------------------------------------------------------------------------------------------------------------------------
      Construction                                                      969,251      5.34                  769,238      6.04
---------------------------------------------------------------------------------------------------------------------------------
      Residential real estate                                         1,205,020      6.28                1,076,355      7.19
---------------------------------------------------------------------------------------------------------------------------------
      Consumer                                                        1,256,381      6.18                1,006,849      7.07
----------------------------------------------------------------================--------------=====================--------------
        Total loans                                                   8,331,265      5.78                7,162,156      6.63
----------------------------------------------------------------================--------------=====================--------------

    Federal funds sold, et al                                           413,675      1.19                  240,313      2.26
---------------------------------------------------------------------------------------------------------------------------------

    Securities:**
    Taxable securities

      U.S. Treasury securities and government agencies                1,629,544      4.19                2,126,356      4.61
---------------------------------------------------------------------------------------------------------------------------------
      Mortgage-backed securities                                      1,150,073      3.48                  197,654      5.61
---------------------------------------------------------------------------------------------------------------------------------
      Other stocks and bonds                                            120,093      5.70                   23,763      5.73
---------------------------------------------------------------------------------------------------------------------------------
    Tax-exempt securities

      States and political subdivisions                                  84,944      6.05                   38,503      8.02
----------------------------------------------------------------================--------------=====================--------------
        Total securities                                              2,984,654      4.03                2,386,276      4.76
----------------------------------------------------------------================--------------=====================--------------

    Interest-bearing deposits in other banks                             21,372       .85                      358      3.84
----------------------------------------------------------------================--------------=====================--------------
          Total earning assets                                       11,750,966      5.16                9,789,103      6.06
---------------------------------------------------------------------------------------------------------------------------------

    Cash and due from banks                                             295,289                            234,441
---------------------------------------------------------------------------------------------------------------------------------
    Bank premises and equipment, net                                    124,275                            101,131
---------------------------------------------------------------------------------------------------------------------------------
    Other assets                                                        602,614                            316,554
---------------------------------------------------------------------------------------------------------------------------------
    Less: allowance for loan losses                                    (151,044)                          (137,249)
----------------------------------------------------------------================--------------=====================--------------
          Total assets                                          $    12,622,100                        $10,303,980
----------------------------------------------------------------================--------------=====================--------------

Interest-bearing liabilities
    Deposits:

---------------------------------------------------------------------------------------------------------------------------------
      Savings                                                   $     1,218,813       .30              $   983,806       .90
---------------------------------------------------------------------------------------------------------------------------------
      Checking plus interest accounts                                 1,119,989       .16                  872,322       .34
---------------------------------------------------------------------------------------------------------------------------------
      Money market                                                    1,431,262       .61                1,140,825      1.30
---------------------------------------------------------------------------------------------------------------------------------
      Time deposits $100,000 and over                                 1,270,016      2.20                1,138,356      3.10
---------------------------------------------------------------------------------------------------------------------------------
      Other time deposits                                             1,942,113      2.39                1,763,253      3.39
----------------------------------------------------------------================--------------=====================--------------
          Total interest-bearing deposits                             6,982,193      1.27                5,898,562      2.06
---------------------------------------------------------------------------------------------------------------------------------

    Short-term borrowings                                               944,979       .55                  833,966      1.35
---------------------------------------------------------------------------------------------------------------------------------
    Long-term debt                                                      611,801      3.48                  275,677      3.78
----------------------------------------------------------------================--------------=====================--------------
          Total interest-bearing funds                                8,538,973      1.35                7,008,205      2.04
---------------------------------------------------------------------------------------------------------------------------------

    Noninterest-bearing deposits                                      2,406,521                          1,917,680
---------------------------------------------------------------------------------------------------------------------------------
    Other liabilities and accrued expenses                              125,669                            103,074
----------------------------------------------------------------================--------------=====================--------------
          Total liabilities                                          11,071,163                          9,028,959
---------------------------------------------------------------------------------------------------------------------------------
    Shareholders' equity                                              1,550,937                          1,275,021
----------------------------------------------------------------================--------------=====================--------------
          Total liabilities & shareholders' equity              $    12,622,100                        $10,303,980
----------------------------------------------------------------================--------------=====================--------------

    Net interest rate spread                                                         3.81%                              4.02%
---------------------------------------------------------------------------------------------------------------------------------
    Effect of noninterest-bearing funds                                               .38                                .58
--------------------------------------------------------------------------------=========----------------------------=======-----
    Net interest margin on earning assets                                            4.19%                              4.60%
--------------------------------------------------------------------------------=========----------------------------=======-----

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.

** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

                [LOGO]  MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (In thousands)

                                                                                  3Q 03          2Q 03         3Q 02
                                                                             ------------------------------------------
PERIOD-END LOANS BY TYPE
-----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                  $2,534,519     $2,314,680     $2,246,817
-----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                                  2,610,827      2,145,959      1,966,291
-----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                         1,043,522        887,237        790,318
-----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                               1,299,665      1,092,785      1,067,868
-----------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                            1,045,428        769,882        779,744
-----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                 399,576        261,878        229,296
-----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                    81,545         88,510        120,456
-----------------------------------------------------------------------------------------------------------------------
     TOTAL LOANS AT END OF PERIOD                                              $9,015,082     $7,560,931     $7,200,790
-----------------------------------------------------------------------------==========================================

NONPERFORMING LOANS BY TYPE

-----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                  $   37,764     $   26,919     $   20,905
-----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                                      6,330          3,798          9,515
-----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                               935          1,178          2,015
-----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                   3,589          4,001          2,325
-----------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                                  721            154            121
-----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                      97             24            136
-----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                     1,565          1,694          4,500
-----------------------------------------------------------------------------------------------------------------------
     TOTAL NONPERFORMING LOANS AT END OF PERIOD                                $   51,001     $   37,768     $   39,517
-----------------------------------------------------------------------------==========================================

LOANS PAST DUE 30-89 DAYS BY TYPE

-----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                  $    9,748     $    6,069     $   11,645
-----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                                      7,400          8,088         17,575
-----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                             1,140            397          3,133
-----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                  13,134          9,296         12,050
-----------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                                8,401          4,152          4,325
-----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                     884            588          1,174
-----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                        28            226          7,899
-----------------------------------------------------------------------------------------------------------------------
     TOTAL LOANS PAST DUE 30-89 DAYS                                           $   40,735     $   28,816     $   57,801
-----------------------------------------------------------------------------==========================================

CHARGE-OFFS BY LOAN TYPE

-----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                  $    2,087     $      613     $    2,078
-----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                                        214              1             58
-----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                               160              -              -
-----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                       4             50              7
-----------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                                1,277            722            682
-----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                      10              -             20
-----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                         -            547              -
-----------------------------------------------------------------------------------------------------------------------
     TOTAL CHARGE-OFFS                                                         $    3,752     $    1,933     $    2,845
-----------------------------------------------------------------------------==========================================

RECOVERIES BY LOAN TYPE

-----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                                  $      298     $      205     $      155
-----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural  Real Estate Loans                                         45             99              3
-----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                                 1              -             11
-----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                                      72             35             19
-----------------------------------------------------------------------------------------------------------------------
Consumer Loans  (Excludes H/E Lines)                                                  614            367            363
-----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                                       -             10             33
-----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                         5              -            210
-----------------------------------------------------------------------------------------------------------------------
     TOTAL RECOVERIES                                                          $    1,035     $      716     $      794
-----------------------------------------------------------------------------==========================================

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                                       3Q 03               2Q 03            3Q 02
                                                                  ------------------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                                     (Dollars in millions)
------------------------------------------------------------------------------------------------------------------
Personal
------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                             $    8,528          $    8,442       $    6,671
------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                               2,366               2,278            2,069
------------------------------------------------------------------------------------------------------------------
              Total Personal                                          10,894              10,720            8,740

Institutional
------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                 11,914              11,488            8,614
------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                              20,014              19,705           17,912
------------------------------------------------------------------------------------------------------------------
              Total Institutional                                     31,928              31,193           26,526

------------------------------------------------------------------------------------------------------------------
Mutual Funds Not Included Above                                          131                 133              110
------------------------------------------------------------------------------------------------------------------

Personal & Institutional Combined
------------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                                 20,573              20,063           15,395
------------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                              22,380              21,983           19,981
------------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration                   $   42,953          $   42,046       $   35,376
--------------------------------------------------------------------==============================================

OTHER INTANGIBLE ASSETS INFORMATION                                              (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                      $   47,877          $    6,533       $    7,631
------------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                       390                  66              357
------------------------------------------------------------------------------------------------------------------
EOP Other Intangible Assets, Net                                       9,092               9,508               11
------------------------------------------------------------------------------------------------------------------
              EOP Total Other Intangible Assets, Net              $   57,359          $   16,107       $    7,999
--------------------------------------------------------------------==============================================

Amortization of Deposit Intangibles                               $    1,172          $      366       $      421
------------------------------------------------------------------------------------------------------------------
Amortization of Mortgage Servicing Rights                                 98                  60               84
------------------------------------------------------------------------------------------------------------------
Amortization of Other Intangible Assets                                  418                 422                6
------------------------------------------------------------------------------------------------------------------
               Total Amortization of Other Intangible Assets      $    1,688          $      848       $      511
--------------------------------------------------------------------==============================================

PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                                   (Dollars in thousands)
------------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                        $184,174          $  198,652       $  266,408
------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                                   1,896,063           1,756,683        1,679,010
------------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                               3,659,465           3,688,212        3,779,661
------------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                        $5,739,702          $5,643,547       $5,725,079

                [LOGO] MERCANTILE BANKSHARES CORPORATION
                      RECONCILIATION OF NON-GAAP MEASURES
                     (In thousands, except per share data)

                                                                                For the Nine Months Ended  For the Quarter Ended
                                                                                      September 30,            September 30,
                                                                                ------------------------- -----------------------
                                                                                   2003           2002      2003          2002
                                                                                ------------------------- -----------------------

(1) The net interest margin and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. Management believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable investments.

    Net interest income                                                          $346,081       $329,527  $122,232      $111,914
    Taxable-equivalent adjustment                                                   4,879          4,607     1,757         1,568
                                                                                ------------------------- -----------------------
    Net interest income - taxable equivalent                                     $350,960       $334,134  $123,989      $113,482
                                                                                ========================= =======================

(2) Bankshares presents a return on average equity and a return on average tangible equity. Management excludes intangible assets from its calculation of average tangible assets and average tangible equity. This adjustment allows management to review the core operating results and core capital position of the Company. This is consistent with the treatment by the bank regulatory agencies which excludes goodwill and other intangible assets from their calculation of risk-based capital ratios.

    Return on average equity                                                        14.05%         15.13%    12.07%        15.13%
    Impact of excluding average intangible assets                                    2.52           1.59      3.63          1.54
                                                                                ------------------------- -----------------------
    Return on average tangible equity                                               16.57%         16.72%    15.70%        16.67%
                                                                                ========================= =======================

    Average equity to average assets                                                12.20%         12.52%    12.29%        12.37%
    Impact of excluding average intangible assets                                   (1.54)          (.99)    (2.38)         (.95)
                                                                                ------------------------- -----------------------
    Average tangible equity to average tangible assets                              10.66%         11.53%     9.91%        11.42%
                                                                                ========================= =======================

(3) The efficiency ratio is measured by dividing noninterest expenses by the sum of net interest income on a FTE basis and noninterest income. When computing the efficiency ratio, management excludes the amortization of intangible assets, merger related expenses and gains and losses from sales of investment securities because of the uncertainty as to timing and amount of gain or loss to be recognized.

    Efficiency ratio                                                                49.57%         45.96%    53.67%        46.11%
    Impact of excluding:  securities gains and losses                                 .51            .09      (.10)         (.07)
                                     amortization of deposit intangibles             (.40)          (.30)     (.69)         (.28)
                                     amortization of other intangibles               (.25)          (.06)     (.30)         (.06)
                                     merger related expenses                         (.48)             -     (1.44)            -
                                                                                ------------------------  ----------------------
    Operating efficiency ratio                                                      48.95%         45.69%    51.14%        45.70%
                                                                                ========================= =======================

(4) Net operating earnings and diluted net operating earnings per share

    Net income (GAAP basis)                                                      $146,169       $141,735   $47,173       $48,615
      Less: Securities (gains) and losses, net of tax                              (4,240)          (511)      203           123
      Plus: Amortization of deposit intangibles, net of tax                         1,151            796       708           254
               Amortization of other intangibles, net of tax                          721            148       311            55
               Merger related expenses, net of tax                                  1,998              -     1,481             -
                                                                                ------------------------  ----------------------
    Net operating earnings                                                       $145,799       $142,168   $49,876       $49,047
                                                                                ========================  ======================

    Diluted net income per share                                                 $   2.05          $2.02     $0.63         $0.69
      Less: Securities (gains) and losses, net of tax                               (0.06)         (0.01)        -             -
      Plus: Amortization of deposit intangibles, net of tax                          0.02           0.01      0.01          0.01
               Amortization of other intangibles, net of tax                         0.01              -      0.01             -
               Merger related expenses, net of tax                                   0.03              -      0.02             -
                                                                                ------------------------  ----------------------
    Diluted net operating earnings per share                                     $   2.05       $   2.02  $   0.67      $   0.70
                                                                                ========================  ======================